SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Isilon Systems, Inc.
(Exact name of registrant as specified in its charter)

Delaware	91-2101027
(State of incorporation or organization)	(I.R.S. Employer Identification No.)
3101 Western Avenue
Seattle, Washington 98121
(Address of principal executive offices) (Zip Code)
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
Securities Act registration statement file number to which this form relates: 333-137078
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

Common Stock, par value $0.00001 per share	The NASDAQ Stock Market LLC
Securities to be registered pursuant to Section 12(g) of the Act:
None

(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered
Isilon Systems, Inc. (the “Registrant”) incorporates by reference the description of its securities to be registered hereunder contained under the heading “Description of Capital Stock” as set forth in the Registrant’s Registration Statement on Form S-1, as filed with the Commission on September 1, 2006 (File Number 333-137078), and including any subsequent amendments thereto, including the Registrant’s prospectus to be filed pursuant to Rule 424(b) under the Securities Act of 1933, which is hereby deemed to be incorporated by reference in response to this item.
Item 2. Exhibits
In accordance with the “Instructions as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed as part of this Registration Statement because no other securities of the Registrant are registered on The Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: December 7, 2006	ISILON SYSTEMS, INC.

	By:	/s/ Steven Goldman
Steven Goldman
Chief Financial Officer